                                                                    EXHIBIT 10.1

                                 DATED     2009

                                 NETPLAY TV PLC

                                       and

                              TWO WAY MEDIA LIMITED

                                       and

                             TWO WAY GAMING LIMITED

                             BUSINESS SALE AGREEMENT

         for the sale and purchase of part of the business and assets of
                             Two Way Gaming Limited

                                    CONTENTS

1.   Interpretation                                           2

2.   Conditions                                               8

3.   Sale And Consideration                                   9

4.   Liabilities And Assets                                  10

5.   VAT                                                     11

6.   Completion                                              11

7.   Client Balances                                         13

8.   Post-Completion Conduct Of Challenge Jackpot            14

9.   Post-Completion Conduct Of Winner And Teletext          16

10.  Employees                                               17

11.  Twm Contracts                                           21

12.  Computer Contracts                                      22

13.  Protection Of The Buyer's Interests                     24

14.  Restrictions On Transfer Of Consideration Shares        24

15.  Entire Agreement                                        25

16.  Miscellaneous                                           26

17.  Third Party Rights                                      26

18.  Further Assurance                                       26

19.  Fees And Expenses                                       26

20.  Announcements                                           26

21.  Assignment                                              27

22.  Notices                                                 27

23.  Waiver                                                  27

24.  Counterparts                                            28

25.  Independent Expert                                      28

26.  Governing Law And Jurisdiction                          28

THIS AGREEMENT dated                                      2009 is made BETWEEN:-

(1)  TWO WAY MEDIA LIMITED (CN 4904168) whose registered office is at 19
     Bolsover Street, London W1W 5NA ("TWM");

(2)  TWO WAY GAMING LIMITED a company registered in Alderney with Company Number
     1643 whose registered office is at Millennium House, Ollivier Street, St.
     Anne, Alderney ("TWG");

     (together, the "Sellers"), and

(4)  NETPLAY TV PLC (CN 3954744) whose registered office is at 76 Church Street,
     Lancaster LA1 1ET (the "Buyer").

BACKGROUND

(A)  The Sellers carry on the Businesses.

(B)  TWM provides the services of the Employees to TWG for the purpose of the
     Challenge Jackpot Business.

(C)  The Sellers have agreed to sell and the Buyer has agreed to buy the Assets and the Challenge Jackpot Business on the terms and subject to the conditions of this Agreement.

(D)  TWM and the Buyer have agreed that the TWM Contracts shall be assigned to the Buyer on the terms and subject to the conditions of this Agreement.

(E)  The Sellers and the Buyer have agreed that the Buyer shall carry out the services involved in the operation of the Winner Business and the Teletext
     Business on the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:-

1.   INTERPRETATION

     1.1  In this Agreement, each of the following shall, unless otherwise stated, have the following meanings:-

          "Act"              the Companies Act 1985 (as amended from time to
                             time);

          "2006 Act"         the Companies Act 2006 (as amended from time to
                             time);

          "AIM"              the London Stock Exchange plc's market known as
                             AIM;

          "AIM Rules"        the rules of AIM (as amended from time to time);

          "Assets"           the Computer System, the Commercial Information and
                             all other assets owned by the Sellers and used
                             primarily or exclusively for the Challenge Jackpot
                             business (other than the Excluded Assets, the
                             Employees, the Licence, the Computer Contracts and
                             the Playtech Software);

          "Business Day"     a day (not being a Saturday or Sunday) on which
                             clearing banks are open for general banking
                             business in the City of London;

          "Businesses"       the Challenge Jackpot Business, the Winner Business
                             and the Teletext Business;

          "Buyer's           Dickinson Dees LLP of St Ann's Wharf, 112 Quayside,
          Solicitors"        Newcastle upon Tyne, NE1 3DX;

          "Cash              the amount of the Consideration which the Buyer
          Consideration"     elects to satisfy in cash;

          "Challenge         the business of operating the interactive gaming
          Jackpot Business"  business for VMTV known as "Challenge Jackpot";

          "Challenge         the loyalty points awarded to customers of the
          Points"            Businesses by TWG at the rate of one point per
                             £10 wagered;

          "CJ Database"      a database belonging to TWG including the details
                             of all customers of the Challenge Jackpot Business
                             and the Client Balances in a form containing the
                             data fields set out in Schedule 6 and containing
                             approximately 21,211 entries, of whom approximately
                             13,266 have been active since 1 July 2008;

          "Client Balances"  all amounts owed by TWG to the end users of the
                             Businesses that constitute a cash liability,
                             including the cash portion of each end user's
                             bonuses (excluding unfulfilled bonuses) or
                             unpresented cheques and one penny per Challenge
                             Point outstanding at balance, any pending cash outs
                             and any fulfilled Completion;

          "Commercial        the CJ Database, the Passwords and all other
          Information"       information, know-how, techniques, plans,
                             forecasts, advice, lists, marketing material and
                             records of the Sellers in relation to the Challenge
                             Jackpot Business, including the items listed in
                             Part 4 of Schedule 2;

          "Completion"       completion of the sale and purchase of the
                             Challenge Jackpot Business and the Assets;

          "Completion        has the meaning given to it in clause 6.3.3;
          Client Balances"

          "Computer          all arrangements and agreements pursuant to which
          Contracts"         any third party provides any information technology
                             products or services to the Businesses including
                             all arrangements relating to the provision of
                             maintenance and support, security, disaster
                             recovery, facilities management, bureau and on-line
                             services to the Businesses and the agreements
                             particulars of which are set out in Part 1 of
                             Schedule 2;

          "Computer System"  all computer hardware and networks owned by the
                             Sellers for the purposes of the Businesses
                             including the Studio Equipment and the Gaming
                             Equipment but excluding the Playtech Software;

          "Conditions"       the conditions set out in clause 2.1;

          "Consideration"    the consideration specified in clause 3.2;

          "Consideration     such number of new ordinary shares of 5 pence each
          Shares"            in the capital of the Buyer as is calculated as
                             follows:-

                             X        =       A
                                              -
                                              B

                             where:-

                             X        =       the number of Consideration Shares

                             A        =       the amount of the Consideration
                                              which the Buyer elects to satisfy
                                              in Consideration Shares (and which
                                              must be a multiple of B)

                             B        =       the average mid market price of
                                              the Buyer's shares for the 20
                                              Business Days prior to the
                                              Completion Date;

          "Disposal"         whether directly or indirectly a sale, grant of
                             options over, transfer, charge, pledge or any other
                             disposition whatsoever, including an agreement to
                             effect or create any of the foregoing and "Dispose
                             of" shall be construed accordingly;

          "Dispute Notice"   has the meaning given to it in clause 9.7;

          "Employees"        the employees engaged in the Challenge Jackpot
                             Business immediately before Completion and listed
                             in Schedule 1;

          "encumbrance"      all encumbrances including any option, lien,
                             mortgage, debenture, charge, equity, rent charge,
                             right of pre-emption, bill of sale, assignment or
                             deposit for the purpose of security, pledge, right
                             of set-off, retention of title, hypothecation or
                             other encumbrance securing the repayment of monies
                             or other obligation or liability or any agreement
                             or commitment to create any of the foregoing;

          "Excluded          those assets belonging to VMTV, possession of
          Assets"            which, but not title to, is to be transferred to
                             the Buyer and details of which are set out in Part
                             7 of Schedule 2;

          "Excluded          all Liabilities incurred or arising in connection
          Liabilities"       with the Businesses prior to Completion, including
                             but not limited to:-

                             (a)  all liability for Taxation as at Completion;

                             (b)  all amounts owed to the Sellers' banks as at
                                  Completion;

                             (c)  all amounts accrued or otherwise due to creditors of
                                  the Sellers as at Completion;

                             (d)  all amounts owing by the Sellers under any of the TWM
                                  Contracts as at Completion;

                             (e)  amounts due and owing or accrued as at Completion in
                                  respect of PAYE and National Insurance contributions in
                                  respect of the Employees; and

                             (f)  pension contributions due and owing or accrued as at
                                  Completion in respect of the Employees;

          "Expiry Date"      has the meaning given to it in clause 8.7;

          "Freelance         the contracts listed in part 2 of Schedule 2;
          Contracts"

          "Gaming Equipment" the equipment set out in Part 5 of Schedule 2;

          "Handover Payment" the sum of £223,855;

          "IMAC"             Ingenious Media Active Capital Limited of Ogier
                             House, St Julian's Avenue, St Peter Port, Guernsey GY1 1WA;

          "Independent       a single independent chartered accountant of at
          Expert"            least ten years' qualification appointed in
                             accordance with clause 25;

          "Key Individuals"  Guy Templer and Christopher Neil;

          "Liabilities"      in relation to any matter, all actions,
                             proceedings, costs, claims, losses, penalties,
                             fines, awards, expenses and demands incurred or
                             suffered by or brought or made against a party in
                             respect of such matter;

          "Licence"          the Full eGambling Licence issued by the Alderney
                             Gambling Control Commission to TWG;

          "New Virgin        the agreements to be finalised between VMTV and the
          Agreements"        Buyer pursuant to the heads of terms concluded
                             between those companies and referred to in the
                             announcement to be made following execution of this
                             Agreement;

          "Passwords"        all passwords within the Sellers' control required
                             to access and or administer the "Challenge Jackpot"
                             website and any other website operated in
                             conjunction with the Challenge Jackpot Business or
                             to access the CJ Database or any other database,
                             system or records operated or maintained in
                             relation to the Challenge Jackpot Business;

          "Permitted         a Disposal referred to in clause 14.2;
          Disposal"

          "Playtech          the software licence and services agreement of
          Contract"          August 2008 between Playtech Software Limited
                             and Win Gaming;

          "Playtech          the Zonemas software being the software comprised
          Software"          in the TWG back office and the Mix TV software
                             being the software comprised in the broadcast
                             graphic system and TV games which are operated by TWG;

          "Records"          all books and records owned by the Sellers and
                             which relate to the Businesses save for the Sellers'
                             statutory books;

          "Relevant WT       as defined in clause 9.1;
          Period"

          "Resolutions"      the resolutions of the shareholders of the Buyer in
                             substantially the same form as set out in Schedule
                             5;

          "Seller Group      any holding company of TWM and/or TWG and all
          Company"           companies or subsidiaries of TWM and/or TWG or of
                             any such holding company;

          "Sellers'          Macfarlanes LLP of 20 Cursitor Street,
          Solicitors"        London EC4A 1LT;

          "Studio Equipment" the equipment listed in Part 6 of Schedule 2;

          "Subcontracting    the period from Completion until (i) the earlier of
           Period"           1 July 2009 and such time as the Buyer acquires a
                             Full eGambling Licence from the Alderney Gambling
                             Control Commission or (ii) such other date as may
                             be notified in writing by the Buyer to TWG in
                             accordance with clause 8.8;

          "Tax" and          all forms of taxation and duties, whether of the
          "Taxation"         United Kingdom or elsewhere including corporation
                             tax, advance corporation tax, VAT, H M Revenue &
                             Customs and other import duties and any other form
                             of tax or levy upon or in respect of income, profit
                             or gains received, made or accrued or deemed to
                             have been received, made or accrued prior to
                             Completion in respect of the Businesses and any
                             interest, charge, penalty or fine thereon in
                             relation to taxation and duties;

          "Teletext          the business of operating a gambling service which
          Business"          is marketed and distributed by Teletext Limited (CN
                             2694814) under the Teletext Contract;

          "Teletext          the contract between TWM, Teletext Limited and St
          Contract"          Minver Limited dated 14 August 2006;

          "Teletext          the database that contains the registration details
          Database"          of all customers of the Teletext Database;

          "Transfer          the Transfer of Undertakings (Protection of
          Regulations"       Employment) Regulations 2006 as amended from time
                             to time;

          "TWG Client        TWG's bank account with RBS International of Royal
          Account"           Bank Place, 1 Glategny Esplanade, St Peter Port,
                             Guernsey GY1 4BQ, with account name: Two Way Gaming
                             - CLT; Sort Code: 162029; Account Number: 56314390.

          "TWM Contracts"    the Freelance Contracts and the contracts listed in
                             Part 3 of Schedule 2;

          "VAT"              value added tax;

          "Virgin Settlement Settlement an agreement between VMTV, Virgin Media
          Agreement"         Limited, TWM, TWG and Two Way Media Holdings
                             Limited in relation to settling certain issues
                             arising in respect of TWG's conduct of Challenge
                             Jackpot;

          "VMTV"             Virgin Media Television Limited, a company
                             registered inEngland and Wales with Company Number
                             2294553, having its registered office at 160 Great
                             Portland Street, London W1W 4QA;

          "Win Gaming"       Win Gaming Media, Inc a company registered under
                             the laws of Delaware and whose principal place of
                             business is at 103 Foulk Road, Suite 202,
                             Wilmington, Delaware 19803, USA;

          "Winner Business"  the business of operating an online casino,
                             www.winnerchannel.com;

          "Winner Assets"    the URL www.winnerchannel.com, the Winner Database
                             and all other assets owned by TWM for the conduct
                             of Winner (insofar as they are not comprised within
                             the Assets); and

          "Winner Database"  the database that contains the registration details of all customers of the Winner Business.

     1.2  In this Agreement:-

          1.2.1 any gender includes any other gender;

          1.2.2 the singular includes the plural and vice versa;

          1.2.3 references to persons include bodies corporate, unincorporated associations, governments, states, partnerships and trusts (in each case, whether or not having separate legal personality);

          1.2.4 the recitals and the Schedules form part of this Agreement and the expression "this Agreement" includes the recitals and the
               Schedules;

          1.2.5 any reference to a statutory provision includes a reference to any modification, consolidation or re-enactment of the provision from time to time in force and all subordinate instruments, orders or regulations made under it;

          1.2.6 a reference to any of the parties includes, where appropriate, persons deriving title under it;

          1.2.7 general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

          1.2.8 references to a person acting "directly or indirectly" include acting alone or jointly with or by means of any other person; and

          1.2.9 references to any document (including this Agreement) or a provision thereof shall be construed as a reference to that document or provision as from time to time supplemented, varied or replaced.

2.   CONDITIONS

     2.1  The sale and purchase of the Challenge Jackpot Business and the Assets is conditional upon:-

          2.1.1 the due passing by the shareholders of the Buyer in general meeting of the Resolutions; and

          2.1.2 completion of the New Virgin Contracts in accordance with their terms.

     2.2  The Buyer shall use its reasonable endeavours to ensure the satisfaction of the Conditions as soon as reasonably practicable after
          Completion, including but not limited to, circulating the Resolutions to shareholders as soon as possible and in any event within 10 days of the date of this Agreement.

     2.3  If the Conditions have not been fulfilled or waived by the Buyer on or before 15 May 2009 (or such later date as the Buyer and the Sellers agree in writing), the Sellers (acting together) shall have the right to terminate this Agreement, in which event the Buyer shall pay to the
          Sellers' Solicitors (to be apportioned among the Sellers as they see fit) a sum equal to the lesser of:-

          2.3.1 an amount equal to all costs, charges and expenses incurred by the Sellers in connection with the negotiation, preparation, performance and termination of this Agreement and the documents in agreed form and all matters which it contemplates; and

          2.3.2 £100,000.

          which payment shall be in full and final satisfaction of all claims which the Sellers might have in connection with this Agreement against the Buyer.

     2.4  During the period up to Completion each of the Sellers shall comply with the provisions of Schedule 4 that apply to them.

     2.5  Before issuing any Consideration Shares the Buyer shall deliver to the
          Sellers a copy of a valuation of the Challenge Jackpot Business and the Assets in the form required by Section 103 of the Act and to the extent it is unable to do so the Buyer shall not be permitted to satisfy the Consideration in Consideration Shares and shall pay the
          Consideration in cash.

3.   SALE AND CONSIDERATION

     3.1  Subject to clause 2, the Sellers shall sell and the Buyer shall buy the Assets and the Challenge Jackpot Business.

     3.2  The consideration for the sale of the Challenge Jackpot Business and the Assets shall be £2,000,000 together with the assumption by the Buyer of the liabilities expressly referred to in this Agreement as being assumed by the Buyer and the £2,000,000 shall be
          satisfied at Completion in accordance with clause 6 as follows:-

          3.2.1 by the payment of the Cash Consideration in cash; and/or

          3.2.2 by the allotment and issue of the Consideration Shares to TWG
               (or as they may reasonably direct but subject always to the provisions of clause 14).

     3.3  The split of the Consideration between Cash Consideration and
          Consideration Shares shall be at the discretion of the Buyer.

     3.4  The Consideration shall be apportioned as follows:-

          3.4.1 the Computer System: £29,999;

          3.4.2 the benefit (subject to the burden) of the TWM Contracts and any other assets comprised within the definition of Assets: £1;
               and

          3.4.3 the Commercial Information: £1,970,000.

     3.5  The Assets shall be sold:-

          3.5.1 with full title guarantee; and

          3.5.2 free from any encumbrance or third party right of any nature.

     3.6  The Buyer warrants and undertakes to TWG that:-

          3.6.1 the Consideration Shares shall be allotted and issued conditionally upon, and upon the occurrence of, admission to AIM;

          3.6.2 any Consideration Shares to be issued to TWG pursuant to this
               Agreement shall be properly and effectively allotted and issued to them in accordance with:-

               (a)  the Buyer's articles of association;

               (b)  section 103 of the Act; and

               (c)  the AIM Rules;

          3.6.3 as soon as practicable after the issue of such Consideration
               Shares the name of the allottee(s) shall be entered in the register of members of the Buyer in respect of such Consideration
               Shares;

          3.6.4 it shall use all reasonable endeavours (excluding taking legal proceedings of any type) to ensure that all the Consideration
               Shares are admitted to listing and trading on AIM as soon as reasonably practicable after they are allotted and issued and in any event within 7 days of such allotment and issue;

          3.6.5 if the Buyer is unable to procure the admission of the
               Consideration Shares to AIM within 7 Business Days of their allotment and issue then the Buyer may, by notice to the Seller, elect to reduce the amount (if any) of the Consideration
               otherwise required under this Agreement to be satisfied by the allotment and issue of Consideration Shares (to zero if
               necessary) and to satisfy all or part of such amount by way of a cash payment. Any such payment shall be made as soon as
               reasonably practicable in accordance with clause 6.5.2;

          3.6.6 all the Consideration Shares shall be issued credited as fully paid;

          3.6.7 it will procure that the Buyer's registrars shall issue suitable share certificates (or credit the appropriate CREST account) in respect of all the Consideration Shares within 10 Business Days of such Consideration Shares being issued and allotted;

          3.6.8 all the Consideration Shares shall rank pari passu in all respects with the existing issued ordinary shares of 5 pence each in the capital of the Buyer as from the date on which such
               Consideration Shares are issued; and

          3.6.9 at the date of this Agreement its executive directors are not knowingly relying on the guidance notes to AIM Rule 11 as a basis for failing to withhold price sensitive information from
               disclosure, it has made all regulatory announcements required by the AIM Rules and is, in all material respects, in full
               compliance with the requirements of the AIM Rules.

     3.7  TWG warrants to the Buyer that the CJ Database has been properly collated and (to the best of its knowledge and belief) stored and managed in accordance with data protection legislation in each applicable jurisdiction where the Challenge Jackpot Business is conducted and (save as set out in any arrangements which the Buyer has entered into with VMTV), subject to compliance with the undertakings given in Clause 8, the Buyer will not be under any restrictions in using the same for its conduct of the Challenge Jackpot Business with effect from Completion.

4.   LIABILITIES AND ASSETS

     4.1  Subject to clause 4.2, the Buyer shall, assume responsibility for the due and punctual payment, satisfaction and discharge of the obligations of the Sellers arising from the date of Completion under or in respect of:-

          4.1.1 the TWM Contracts (but only insofar as copies of such contracts or written details of their terms have been provided by the
               Sellers to the Buyer prior to the date hereof);

          4.1.2 the Client Balances;

                                       10

          4.1.3 all other liabilities, obligations and provisions of whatever nature incurred by the Sellers as a result of the Buyer's
               provision of the Challenge Jackpot Business with effect from
               Completion; and

          4.1.4 for the duration of the Relevant WT Period, those liabilities arising pursuant to clauses 9.1 and 9.5.

     4.2  Nothing in this Agreement shall transfer or be deemed to transfer to the Buyer or constitute or be deemed to constitute an acceptance or assumption by the Buyer of any of the Excluded Liabilities or any
          other liability or obligation of the Sellers arising prior to
          Completion, whether in relation to the Businesses or otherwise, except as expressly set out in this Agreement.

     4.3  The Buyer acknowledges that the Excluded Assets are and remain the property of VMTV and that no title to the Excluded Assets shall be transferred to the Buyer pursuant to this Agreement.

     4.4  Subject to clause 4.3, at Completion, TWG will deliver to the Buyer the Excluded Assets and the terms of this Agreement shall apply to the
          Excluded Assets as if they were included in the definition of the
          Assets.

5.   VAT

     All payments to be made or other consideration to be given (whether in cash or otherwise) pursuant to this Agreement shall (except where otherwise specifically stated) be taken to be exclusive of VAT (if applicable), and if any VAT is properly chargeable in respect of the supplies for which such payments are made or such consideration is given, such VAT shall be added to the amount of, and be paid in addition to, them in cash.

6.   COMPLETION

     6.1  Completion shall take place at the offices of the Sellers' Solicitors immediately following satisfaction of the conditions set out in clause
          2 or at such other place or time as the parties may agree.

     6.2  Title and risk of loss or damage to the Assets shall pass to the Buyer at Completion. Title to those Assets which are capable of transfer by delivery shall pass on such delivery.

     6.3  At Completion the Sellers shall (so far as the following applies to each of them):-

          6.3.1 deliver to the Buyer the documents specified in Schedule 3;

          6.3.2 deliver to the Buyer at their then present location:-

               (a)  the Computer System;

               (b)  the CJ Database;

               (c)  the Passwords; and

               (d)  all other physical assets;

                                       11

          6.3.3 calculate and notify the Buyer of the level of the Client
               Balances as at 9am on the date of Completion (the "Completion
               Client Balances") and ensure that such amounts remain (subject to the provisions of this Agreement) in the TWG Client Account; and

          6.3.4 use reasonable endeavours to procure that Nichola Halverson and
               Dan Wortley, or such other persons as the Buyer may nominate, be authorised as signatories to the TWG Client Account.

     6.4  The Buyer shall not be obliged to complete this Agreement until the
          Sellers fully comply with clause 6.3.

     6.5  At Completion, the Buyer shall:-

          6.5.1 pay the first instalment of the Handover Payment in accordance with clause 10.8 by telegraphic transfer to such bank account as
               TWM shall nominate; and

          6.5.2 pay the Cash Consideration (if any) by telegraphic transfer to the client account of the Sellers' Solicitors (account name:
               Macfarlanes Client No 1 Account; sort code: 15 10 00; account number: 15388776); and/or

          6.5.3 allot and issue to credited as fully paid and free from encumbrances the Consideration Shares.

     6.6  Any Consideration Shares shall be issued to TWG. To the extent that prior to Completion TWG delivers to the Buyer's Solicitors suitable evidence that TWG's rights to receive Consideration Shares have been lawfully assigned to IMAC and/or Win Gaming then such shares will be lawfully issued directly to IMAC and/or Win Gaming, subject to the provisions of clause 14.

     6.7  The receipt in the Sellers' Solicitors' bank account of the Cash
          Consideration and the allotment of any Consideration Shares shall be a full and sufficient discharge for the Consideration.

     6.8  For a period of six years from Completion the Buyer will make the
          Records available for inspection by representatives of the Sellers at all reasonable times during business hours on reasonable advance notice being given. The Buyer shall:

          6.8.1 for a period of six years from Completion, allow the Sellers'
               representatives to take copies, at the Sellers' expense, of any of the Records reasonably required by them in respect of the tax affairs of the Sellers; and

          6.8.2 for a period of three years from Completion, allow the Sellers'
               representatives to take copies, at the Sellers' expense of any of the Records reasonably required by them.

     6.9  If Completion has not occurred prior to 11 April 2009, the Buyer shall provide office space to the Employees and all equipment necessary for the Employees to carry on their roles until the earlier of Completion and 15 May 2009.

                                       12

7.   CLIENT BALANCES

     7.1  The Buyer acknowledges that the Client Balances are not the property of TWM or TWG and that, subject to clause 7.7, nothing in this
          Agreement shall operate to transfer, or create an obligation on either
          TWM or TWG to transfer, the Client Balances to the Buyer.

     7.2  From Completion until such time as the following conditions (the "CB
          Conditions) are satisfied:-

          7.2.1 the Buyer acquires a Full eGambling Licence from the Alderney
               Gambling Control Commission; and

          7.2.2 the Alderney Gambling Control Commission confirms to TWG in writing that the Client Balances may be released to the Buyer the Client Balances shall remain in the TWG Client Account.

     7.3  From Completion until such time as the CB Conditions are satisfied the
          Buyer and TWG shall, at the cost and expense of the Buyer, weekly on a
          Business Day to be determined by the Buyer and TWG:-

          7.3.1 calculate the level of the Client Balances at midday on such day;

          7.3.2 where necessary, verify whether monies in the TWG Client Account as at Completion were sufficient to cover the Completion Client
               Balances (after making appropriate reconciliation for unpresented cheques, errors and timing differences) and if there was a deficit then TWG shall forthwith pay into the TWG Client Account an amount equal to that deficit; and

          7.3.3 determine whether the amount of the Client Balances exceeds or falls short of the level of the Completion Client Balances.

     7.4  Subject to clause 7.3.2, whenever the Buyer and TWG have agreed or determined the amount by which the Client Balances exceed or fall short of the level of the Completion Client Balances:-

          7.4.1 where the level of the Client Balances exceeds the level of the
               Completion Client Balances, the Buyer shall, at its own cost and expense, immediately pay into the TWG Client Account a sum equal to the amount by which the level of the Client Balances exceeds the level of the TWG Client Account; and

          7.4.2 where the level of the Client Balances falls short of the level of the Completion Client Balances, the signatories to the TWG
               Client Account shall, at the cost and expense of the Buyer, immediately procure the payment to the Buyer of a sum equal to the amount by which the level of the Client Balances falls short of the level of the TWG Client Account.

     7.5  If at any time before the Buyer acquires a Full eGambling Licence from the Alderney Gambling Control Commission:-

          7.5.1 the Alderney Gambling Control Commission confirms to TWG in writing that the Client Balances may be released to the Buyer;
               and

                                       13

          7.5.2 the total cash liability to customers or clients of the
               Businesses exceeds the level of the Client Balances

          the Buyer shall, at its own cost and expense, as soon as possible, and in any event within 24 hours of receiving notice from TWG, pay into the TWG Client Account an amount equal to the amount by which such total cash liability exceeds the level of the Client Balances.

     7.6  The Buyer undertakes to indemnify TWG against every loss, liability and cost that TWG may incur as a result of any failure on the part of the Buyer to comply with its obligations under clauses 7.4.1 and 7.5.
          In addition, the Buyer acknowledges that any failure on its part to comply with its obligations under clause 7.4.1 and 7.5 may result in the suspension or revocation of the Licence by the Alderney Gambling
          Control Commission and the Buyer agrees that TWG shall bear no responsibility for any such suspension or revocation.

     7.7  As soon as reasonably practicable after the date on which the CB
          Conditions are satisfied, the signatories to the TWG Client Account shall transfer the Client Balances that relate to the Challenge
          Jackpot Business to the Buyer. In the event that the CB Conditions are satisfied prior to the termination of the Relevant WT period, then the signatories to the TWG Client Account shall also transfer to the Buyer as soon as reasonably practicable the Client Balances relevant to the
          Winner and Teletext Businesses and upon the expiry of the Relevant WT
          Period such Client Balances the Buyer shall procure that the Client
          Balances relevant to the Winner and Teletext Businesses will be transferred back to the Sellers.

     7.8  Any dispute relating to Client Balances which cannot be agreed within
          10 Business Days shall be referred to the Independent Expert.

8.   POST-COMPLETION CONDUCT OF CHALLENGE JACKPOT

     8.1  During the Subcontracting Period the Buyer shall, at its own cost and expense, operate Challenge Jackpot as sub-contractor of TWG under the terms of the Licence.

     8.2  The Buyer undertakes, at its own cost and expense, during the
          Subcontracting Period to:-

          8.2.1 operate the Challenge Jackpot Business using the software and hardware comprised in the Assets and/or (if so reasonably
               requested by TWG with a view to ensuring compliance with the
               Licence) as supplied by TWG and/or its sub-contractors from time to time without amendment or modification;

          8.2.2 adhere to the processes set out in the Two Way Gaming Internal
               Control Systems Manual as approved by the Alderney Gambling
               Control Commission;

          8.2.3 retain the Key Individuals as employees of the Buyer; and

          8.2.4 operate the gambling operations of Challenge Jackpot at the direction of the Key Individuals and in accordance with any reasonable requests made by TWG with a view to ensuring
               compliance with the Licence.

                                       14

     8.3  Notwithstanding the terms of clause 8.1, the Buyer shall from
          Completion be entitled to all revenues of the Challenge Jackpot
          Business and be responsible for all costs, liabilities and expenses in relation to the Buyer's operation of the Challenge Jackpot Business.

     8.4  Until the expiry of the Subcontracting Period, TWG undertakes to the
          Buyer that it shall at the expense of the Buyer, do all such acts and things as are reasonably necessary to ensure that the Licence continues in full force and effect.

     8.5  The Buyer undertakes to indemnify TWG against every loss, liability and cost that TWG may incur as a result of:-

          8.5.1 any failure on the part of the Buyer to comply with its obligations under clause 8.2; and

          8.5.2 the Buyer's conduct of the Challenge Jackpot Business from
               Completion.

     8.6  TWG undertakes to indemnify the Buyer against every loss, liability and cost that the Buyer may incur as a result of any failure on the part of TWG to comply with its obligations under clause 8.4.

     8.7  The Buyer recognises that the Licence will expire on 31 August 2009
          (the "Expiry Date") and subject to clause 8.8 TWG shall not be required to renew or apply for any renewal of the Licence and the
          Buyer undertakes, at its own cost and expense, to use all reasonable endeavours to procure a Full eGambling Licence from the Alderney
          Gambling Control Commission for the purpose of the Businesses as soon as practicable after Completion.

     8.8  In the event that a delay arises in the Buyer obtaining a full
          eGambling Licence which is beyond the control of the Buyer, TWG and the Buyer agree that the Buyer may notify TWG in writing that the
          Subcontracting Period shall be extended such that the Buyer may continue to operate under the Licence in accordance with clause 8.2 beyond 1 July 2009 until no later than 31 August 2009 and, if it is agreed between the Buyer and TWG, TWG shall use reasonable endeavours to renew or extend the Licence beyond the Expiry Date, and in this event the Buyer shall:-

          8.8.1 indemnify TWG against all reasonable costs and expenses incurred in connection with the maintenance, extension or renewal of the
               Licence; and

          8.8.2 pay to TWG the sum of £10,000 monthly in advance from 1
               July 2009 until the date 30 days after the date on which the
               Buyer notifies TWG that it has acquired a Full eGambling Licence from the Alderney Gambling Control Commission

          and TWG shall not unreasonably refuse to agree to obtain such a renewal or extension.

     8.9  In the event that the Buyer has not acquired a Full eGambling Licence from the Alderney Gambling Control Commission prior to the expiry of the Subcontracting Period, TWG shall, at the Buyer's cost and expense, take all reasonable steps requested by the Buyer to migrate the
          Challenge Jackpot Business to a different jurisdiction (subject always to agreeing any such plan with the Alderney Gambling Control
          Commission and provided that no steps would contravene the Licence)
          but in the event that the Challenge Jackpot Business is not so migrated the Buyer shall, at its own cost and expense, comply with the terms of a plan agreed with the Alderney Gambling Control Commission to terminate the Challenge Jackpot Business.

                                       15

9.   POST-COMPLETION CONDUCT OF WINNER AND TELETEXT

     9.1  The Buyer undertakes, from Completion until 1 July 2009, or such later date as the Buyer and the Sellers may agree in writing (the "Relevant
          WT Period"), that it will carry out the services involved in the operation of the Winner Business and the Teletext Business (including those services as specified in the Teletext Contract), in each case as a going concern with a view to profit and in accordance with the terms of the Licence.

     9.2  The Sellers shall use all reasonable endeavours to assist the Buyer in respect of the carrying out by the Buyer of its obligations under clause 9.1.

     9.3  The Sellers hereby grant to the Buyer for the Relevant WT Period a licence of the Winner Assets and the Teletext Database, solely to enable the Buyer to perform its obligations under clause 9.1 and for no other purpose and the Buyer undertakes that it shall not use the information contained in either the Teletext Database or the Winner
          Database to entice customers of either the Winner Business or the
          Teletext Business, to use any other service owned or operated by the
          Buyer or to market any other product offered by the Buyer to those customers.

     9.4  In the event of any failure on the part of the Buyer to comply with its obligations under clause 9.1 the Sellers may revoke the licence granted under clause 9.3 immediately upon notice in writing to the
          Buyer and require the immediate return of the Winner Assets and the
          Teletext Database.

     9.5  Subject to clauses 9.1 to 9.3, from Completion:

          9.5.1 the Buyer shall on a monthly basis account to the Sellers for
               80% of all net profits (and, accordingly, the Buyer shall, for the avoidance of doubt, be entitled to the remaining 20% in consideration or the provision of the services under clause
               9.1.1), calculated in accordance with the formulae set out in
               Part 1 (in respect of Winner) and Part 2 (in respect of Teletext)
               of Schedule 7, arising from the operation of the Winner Business and the Teletext Business ("Profits");

          9.5.2 the Buyer shalI be responsible for discharging all costs and expenses in relation to the operation of the Winner Business and the Teletext Business on behalf of the Sellers insofar as the relevant income is sufficient save that nothing in this Agreement shall oblige the Buyer to purchase any new equipment in order to operate the Winner Business or the Teletext Business or to discharge any costs and expenses to the extent that the income is insufficient to meet such costs and expenses the Sellers jointly and severally undertake to reimburse the Buyer within 7 days of receiving notice in writing from the Buyer of the need for such reimbursement;

          9.5.3 in the event that the Sellers are required to reimburse the
               Buyer in respect of costs and expenses in accordance with clause
               9.5.2, the Sellers shall be entitled to revoke the licence granted under clause 9.3 and the Buyer shall as soon as
               reasonably practicable cease to incur any further such expenses and the Relevant WT Period shall come to an end; and

                                       16

     9.6  Any Profits due to the Sellers shall be determined and paid (subject to clause 9.7) by the Buyer on a monthly basis, such determination to be made and notified in writing to TWG within 14 days of the end of the relevant month and paid to TWG within 14 days of such
          notification.

     9.7  Any dispute as to the amount of Profits shall be notified by the
          Sellers to the Buyer in writing in accordance with clause 22 of this
          Agreement (a "Dispute Notice") within 14 days of the monthly determination referred to at clause 9.6, failing which the Buyer's determination of the Profits for that month shall be conclusive. On receipt of a Dispute Notice the parties shall attempt to agree the
          Profits due for the month in question. If agreement cannot be reached within 30 days of receipt by the Buyer of a Dispute Notice the amount of Profits due to the Sellers for that month shall be determined conclusively by an Independent Expert appointed pursuant to clause 25 of this Agreement.

     9.8  Until the earlier of the end of the Subcontracting Period and the end of the Relevant WT Period, the Buyer undertakes, at its own cost and expense (save as aforesaid), to:-

          9.8.1 carry out the services involved in the operation of the Winner
               Business and the Teletext Business using the software and
               hardware comprised in the Assets and/or (to the extent reasonably requested) as supplied by TWG and/or its sub-contractors from time to time without amendment or modification;

          9.8.2 adhere to the processes set out in the Two Way Gaming Internal
               Control Systems Manual as approved by the Alderney Gambling
               Control Commission; and

          9.8.3 operate the gambling operations of the Winner Business and the
               Teletext Business at the direction of the Key Individuals.

     9.9  From such time as the Buyer acquires a Full eGambling Licence from the
          Alderney Gambling Control Commission in respect of the Businesses, insofar as it is involved in the operations of the Winner Business and the Teletext Business it shall do so under the terms of such licence and in so doing the Buyer undertakes, at its own cost and expense
          (save as aforesaid), to do all such acts and things as are reasonably necessary to ensure that such licence continues in full force and effect for the remainder of the Relevant WT Period.

     9.10 Notwithstanding anything else in this Agreement, the Buyer shall not be liable for any Liabilities relating to the Winner Business or the
          Teletext Business save as expressly set out in clause 9.5 and then only to the extent the relevant costs and expenses can be satisfied out income, but nothing shall relieve the Buyer of any liability in respect of its obligations under clause 9.1 and in respect of any liability as a result of its own negligence or wilful default.

10.  EMPLOYEES

     10.1 The Sellers and the Buyer acknowledge that the sale and purchase of
          Challenge Jackpot constitutes a "relevant transfer" for the purposes of the Transfer Regulations and that under the Transfer Regulations the contracts of employment of the Employees shall have effect from
          Completion as if they had been originally entered into between the
          Buyer and the Employees (except insofar as such contracts relate to old age, invalidity and survivors benefits under any occupational pension scheme as referred to in regulation 10 of the Transfer
          Regulations) or, in the case of a collective agreement in respect of the Employees, between the Buyer and the relevant trades union (as the case may be).

                                       17

     10.2 The Sellers shall perform and discharge (and shall procure the performance and discharge of) all their obligations and the obligations (if any) of any and all Seller Group Companies towards the
          Employees for the period up to but excluding Completion including paying all their remuneration/benefits, paying all mandatory PAYE and national insurance contributions, paying any amounts agreed or determined to be paid to any Employee whether in contract or in tort or by way of remedy for unfair dismissal, redundancy, discrimination or other breach of legal obligation in respect of his employment before Completion, and discharging all the Sellers' obligations towards the Employees under the Transfer Regulations and shall indemnify the Buyer against all claims, costs, damages, demands, expenses, fines, liabilities, losses, penalties and all legal and other professional costs and expenses arising directly or indirectly from:

          10.2.1 any claim by any Employee arising from his employment with the
               Sellers or any Seller Group Company including any termination by the Seller or any Seller Group Company of the contract of
               employment of any Employee during the period up to Completion;

          10.2.2 any claim by any employee or former employee of the Seller or any Seller Group Company (other than the Employees) arising from his employment with the Seller or any Seller Group Company or the termination of that employment by the Sellers or any Seller Group
               Company (howsoever arising); and

          10.2.3 subject to Clause 10.3.2 below, any failure by the Sellers or any Seller Group Company to comply with their obligations under regulations 13 and/or 14 of the Transfer Regulations.

     10.3 The Buyer shall with effect from and including Completion assume responsibility as the employer of the Employees and shall perform and discharge for its own account all obligations towards the Employees for the period from and including Completion including paying all their remuneration and benefits, paying all mandatory PAYE and national insurance contributions, paying any amounts agreed or determined to be paid to any Employee whether in contract or in tort or by way of remedy for unfair dismissal, redundancy, discrimination or other breach of legal obligation in respect of his employment from and including Completion, and discharging all the Buyer's obligations towards the Employees under the Transfer Regulations and shall indemnify the Sellers against all claims, costs, damages, demands, expenses, fines, liabilities, losses, penalties and all legal and other professional costs and expenses arising from:

          10.3.1 the Buyer's performance and discharge of, or any failure by the
               Buyer to perform or discharge, those obligations including any termination by the Buyer of the contract of employment of any
               Employee after Completion (whether by reason of redundancy or otherwise);

          10.3.2 any failure by the Buyer to comply with its obligations under regulation 13(4) of the Transfer Regulations;

          10.3.3 any claim by any Employee under or by reason of regulation 4(9)
               of the Transfer Regulations; and

                                       18

          10.3.4 any claim by any Employee that the transfer involves or would involve a change amounting to a repudiatory breach of his
               contract of employment on the part of his employer.

     10.4 If any contract of employment of a person other than an Employee has effect following Completion as if originally made between the Buyer and that person or is alleged to have such effect: (i) the Buyer shall notify the Sellers of that effect or allegation (as the case may be)
          promptly and in any event within ten Business Days of becoming aware of it; (ii) within ten Business Days of receiving such notification, the Sellers shall procure that an offer of employment is made to that person on the same terms and conditions as applied to that person immediately before Completion; and (iii) within ten Business Days of such offer having been made (or within ten business days of notification under 10.4 (i) above if no such offer is made), the Buyer may terminate the employment of such person provided that the Buyer complies with any relevant statutory dismissal procedures in force at the time of such dismissal (including compliance with the ACAS code, where relevant). The Sellers shall indemnify the Buyer against any claims, costs, damages, demands, expenses, fines, liabilities, losses, penalties and all legal and other professional costs and expenses arising out of the employment or termination of employment of any person by the Buyer in accordance with this clause.

     10.5 The Sellers undertake to the Buyer:-

          10.5.1 not to materially alter (whether to take effect prior to, on or after Completion) (and procure that no Seller Group Company so alters) any of the terms of employment or engagement of any of the Employees or to promise or make any representation that any such terms shall be altered;

          10.5.2 not to make any deduction (and procure that no Seller Group
               Company makes any deduction) from the salary or other wages due to any of the Employees (otherwise than in respect of PAYE and
               National Insurance contributions) unless such deduction shall previously have been approved in writing by such of the
               Employees;

          10.5.3 not to terminate or take any steps to terminate the contract of employment of, nor to dismiss (constructively or otherwise) (and procure that no Seller Group Company terminates the contract of employment of or dismisses) any of the Employees without the prior written consent of the Buyer; and

          10.5.4 not to transfer or move or re-deploy any of the Employees from working within the Business, or induce any such Employee to resign his employment from the Business or agree to transfer or move or be re-deployed from the Business (and procure that no
               Seller Group Company transfers or moves or re-deploys any of the
               Employees or induce any Employee to resign or move or transfer)
               without the prior written consent of the Buyer.

     10.6 The Buyer shall:

          10.6.1 promptly on becoming aware of any claim under clauses 10.1,
               10.4 or 10.9 or any facts or circumstances that might give rise to such a claim notify the Sellers in writing with full details of the relevant claim, facts or circumstances;

                                       19

          10.6.2 promptly provide all information available in relation to any such claim, facts or circumstances to the Sellers and shall ensure that the Sellers shall be kept fully informed and shall be provided on request with all information available and copies of all correspondence and documentation relating to such claim;

          10.6.3 subject to being satisfied that it is fully indemnified in respect to the claim and its settlement take such action as the
               Sellers may from time to time reasonably request in relation to such claim, including to avoid, dispute, resist, appeal,
               compromise or defend the claim;

          10.6.4 if so required by the Sellers in writing, permit the Sellers to take over the conduct of all proceedings and/or negotiations of whatsoever nature arising in connection with the claim; and

          10.6.5 not without the consent of the Seller settle any claim or admit any liability.

     10.7 The Sellers shall:

          10.7.1 promptly on becoming aware of any claim under clause 10.3 or any facts or circumstances that might give rise to such a claim notify the Buyer in writing with full details of the relevant claim, facts or circumstances;

          10.7.2 promptly provide all information available in relation to any such claim, facts or circumstances to the Buyer and shall ensure that the Buyer shall be kept fully informed and shall be provided on request with all information available and copies of all correspondence and documentation relating to such claim;

          10.7.3 subject to being satisfied that it is fully indemnified in respect to the client and its settlement take such action as the
               Buyer may from time to time reasonably request in relation to such claim, including to avoid, dispute, resist, appeal,
               compromise or defend the claim;

          10.7.4 if so required by the Buyer in writing, permit the Buyer to take over the conduct of all proceedings and/or negotiations of whatsoever nature arising in connection with the claim; and

          10.7.5 not without the consent of the Buyer settle any claim or admit any liability.

     10.8 Subject to clause 10.9 the Buyer shall pay to TWM the Handover Payment in six equal monthly instalments as payment for TWM providing assistance with an orderly handover of Challenge Jackpot.

     10.9 If, during the period of seven months following Completion, any claims are presented against the Buyer (whether as sole or co-respondent) in respect of which the Buyer has the benefit of an indemnity under clauses 10.1 or 10.4 above, no further instalments of the Handover
          Payment shall be made to TWM until the last of those claims has been settled and/or determined by an Employment Tribunal or Court and the
          Buyer has offset any outstanding instalments against any reasonable costs, damages, demands, expenses, fines, liabilities, losses, penalties and all legal and other reasonable professional costs and expenses incurred by the Buyer as a result of any such claims. Where:

                                       20

          10.9.1 the amount of such costs, damages, demands, expenses, fines, liabilities, losses, penalties and all legal and other reasonable professional costs and expenses incurred by the Buyer as a result of a claim covered by clauses 10.2 or 10.4 exceeds the amount of any outstanding instalments, then no further instalments shall be made to TWM;

          10.9.2 the amount of such costs, damages, demands, expenses, fines, liabilities, losses, penalties and all legal and other reasonable professional costs and expenses incurred by the Buyer as a result of a claim covered by clauses 10.2 or 10.4 does not exceed the amount of any outstanding instalments of the Handover Payment, the outstanding instalments shall be reduced accordingly.

          10.9.3 Should the Buyer exercise its right under this clause 10.9 to set off any amount against the Handover Payment, it irrevocably and unconditionally waives its right to seek any further payment under clause 10.2 and/or 10.4 to the extent it has already set off such payment under clause 10.9.

11.  TWM CONTRACTS

     11.1 Subject to clause 11.2.3:

          11.1.1 TWM hereby assigns, or undertakes to use all reasonable endeavours to procure the assignment of (as the case may be), the benefit of each TWM Contract to the Buyer, at and with effect from Completion;

          11.1.2 after Completion, the Buyer shall:-

               (a)  perform the relevant obligations under each TWM Contract in accordance with the terms of the TWM Contract; and

               (b)  indemnify TWM against every loss, liability and cost which
                    TWM may incur as a result of the Buyer's performance of
                    relevant obligations under a TWM Contract to the extent that the loss, liability or cost is attributable to an act or
                    omission of the Buyer after Completion (including any loss, liability or cost incurred as a result of defending or
                    settling a claim alleging such a liability)

               and in each case, only to the extent that the terms of the relevant TWM Contract have been provided to the Buyer prior to the date hereof in writing; and

          11.1.3 TWM shall indemnify the Buyer against every loss, liability and cost which the Buyer may incur as a result of TWM's performance of relevant obligations under a TWM Contract to the extent that the loss, liability or cost is attributable to an act or omission of TWM prior to Completion (including any loss, liability or cost incurred as a result of defending or settling a claim alleging such a liability).

     11.2 If a TWM Contract cannot be assigned to the Buyer except by an agreement of novation with, or consent to the assignment from, one or more third parties:-

          11.2.1 this Agreement does not constitute an assignment or attempted assignment of the TWM Contract;

                                       21

          11.2.2 TWM shall at the Buyer's request use all reasonable endeavours with the co-operation of the Buyer to procure such novation or consent;

          11.2.3 subject to clause 11.2.4, unless and until the TWM Contract is novated or assigned with effect from Completion:-

               (a)  TWM will hold the benefit of the TWM Contract, or will procure that such benefit is held, on trust for the Buyer
                    and (so far as it lawfully may) at its own cost give all
                    reasonable assistance to the Buyer to enable the Buyer to
                    enjoy the benefits of the TWM Contract and to enforce its
                    rights under it; and

               (b)  the Buyer will perform the TWM Contract in accordance with its terms and conditions (to the extent that the terms of
                    the relevant TWM Contract have been provided to the Buyer
                    prior to the date hereof in writing) as sub-contractor to
                    TWM or such other party as is holding the benefit of the
                    relevant contract on trust for the Buyer (as the case may
                    be);

          11.2.4 if it is unlawful for TWM to hold, or to procure the holding of, the benefit of the Contract on trust for the Buyer and/or for the Buyer to perform the TWM Contract as sub-contractor to TWM:-

               (a)  this Agreement does not constitute a declaration of trust over the TWM Contract and/or (as the case may be) the
                    appointment or attempted appointment of a sub-contractor
                    under the TWM Contract; and

               (b)  TWM and the Buyer shall each (at the cost and expense of the
                    Sellers) use all reasonable endeavours to do or procure to be done all such further acts and things and execute or
                    procure the execution of all such other documents as may be necessary in order (as nearly as may be possible) to put TWM and the Buyer in the position in which they would have been had the benefit and burden of the TWM Contract passed to the
                    Buyer on Completion in the manner contemplated by the
                    preceding provisions of this clause 11.

12.  COMPUTER CONTRACTS

     12.1 The Buyer and TWG agree that nothing in this Agreement shall constitute an assignment or novation or an attempted assignment or novation of the Computer Contracts.

     12.2 From Completion until the earlier of the expiry of the Subcontracting
          Period and the date on which the relevant Computer Contract is terminated or expires:-

          12.2.1 TWG shall hold the benefit of each of the Computer Contracts not so terminated or expired on trust for the Buyer and (so far as it lawfully may) at the cost of the Buyer give all reasonable assistance to enable the Buyer to enjoy the benefit of the
               Computer Contracts;

          12.2.2 the Buyer will perform all of TWG's obligations under the
               Computer Contracts not so terminated in accordance with their terms and conditions as sub-contractor to TWG.

                                       22

     12.3 The Buyer shall indemnify TWG against every loss, liability and cost which TWG may incur as a result of the Buyer's performance or non-performance of TWG's obligations under a Computer Contract to the extent that the loss, liability or cost is attributable to an act or omission of the Buyer from Completion (including any loss, liability or cost incurred as a result of defending or settling a claim alleging such a liability) until the end of the period referred to in clause
          12.2.

     12.4 The Buyer shall be responsible for the due and punctual payment of all sums payable by TWG under the Computer Contracts during the period referred to in clause 12.2 and shall pay all such sums to TWG, or to such other party as TWG may direct, within 7 days of receiving notification in writing from TWG of the nature and amount of any such sum without deduction or set-off.

     12.5 Subject to clause 12.6, TWG shall use reasonable endeavours to ensure that the Computer Contracts are not terminated before the end of the period referred to in clause 12.2 or such other later date as may be agreed in writing between the Buyer and TWG.

     12.6 The Buyer acknowledges that TWG wishes to wind down its operations as soon as reasonably practicable and that notice has already been given to terminate the ITEX contract and it will terminate on 1 September
          2009. In the event that the Buyer does not require the benefit of any of the Computer Contracts until 31 August 2009, the Buyer shall give to the Sellers at least 30 days' notice that the Sellers may terminate the relevant Computer Contract and the Sellers shall give notice to terminate the relevant Computer Contract as soon as possible under the terms of that Computer Contract, but the Buyer shall in all circumstances remain liable to perform its obligations under clause
          12.2.2 in respect of the ITEX contract until 1 July 2009 at the earliest. The Buyer agrees to hold TWG harmless against any additional cost (limited to the rental payment for the 30 day notice period for the relevant Computer Contract and which does not include any costs associated with termination of the ITEX contract) incurred by the
          Sellers by virtue of any such early termination and the Buyer shall cooperate with such early termination. Subject as aforesaid the Buyer acknowledges that TWG may, at its own cost, serve notice to terminate any or all of the Computer Contracts, such termination to occur on or after 31 August 2009 (unless a later date has been agreed pursuant to clause Subject to clause 12.6, TWG shall use reasonable endeavours to ensure that the Computer Contracts are not terminated before the end of the period referred to in clause 12.2 or such other later date as may be agreed in writing between the Buyer and TWG.), and that TWG shall bear no liability to the Buyer in respect of any consequences of the service of such notice.

     12.7 Subject to clause 12.8 and except as otherwise specified in clause
          12.6, TWG shall bear all costs and expenses incurred as a result of the termination of any of the Computer Contracts pursuant to the sending of a notice in accordance with clause 12.6.

     12.8 TWG undertakes to use all reasonable endeavours to procure that the
          Buyer shall during the Subcontracting Period have the benefit of all services provided by Playtech under the Playtech Contract reasonably necessary for the conduct of the Businesses and the Buyer undertakes to indemnify TWG against all costs, charges and expenses incurred by
          TWG to third parties (which for the avoidance of doubt includes any costs, charges and expenses payable to Win Gaming and/or Playtech) in procuring the provision of such services by Playtech up to an aggregate total of US$70,000 in relation to each calendar month following Completion in respect of which such services are utilised.

                                       23

13.  PROTECTION OF THE BUYER'S INTERESTS

     13.1 The Sellers covenant with the Buyer that they shall not directly or indirectly:-

          1.1.1 until the expiration of twenty-four months from Completion, carry on or be engaged or interested in the business of running
               Challenge Jackpot or any similar roulette game using a live presenter and either a digitised, auto or live roulette wheel on behalf of VMTV;

          13.1.1 until the expiration of nine months from Completion, carry on or be engaged or interested in the business of running Challenge
               Jackpot, or any similar roulette game using a live presenter and either a digitised, auto or live roulette wheel on behalf of any
               UK broadcaster other than VMTV;

          13.1.2 until the expiration of twelve months from Completion, solicit or entice away or endeavour to solicit or entice away from the
               Buyer any person employed in Challenge Jackpot in an executive, technical, managerial or sales capacity at Completion with a view to inducing that person to leave his employment;

          13.1.3 until the expiration of twelve months from Completion, employ any of the Employees, with the exception of the Key Individuals;
               or

          13.1.4 use or register or attempt to register or allow any third party to use any name or style which includes the phrase "Challenge
               Jackpot" (including any domain name previously registered by either Seller) or any name (including a domain name) which is likely to cause a third party to believe that such a name is connected with Challenge Jackpot.

     13.2 Each of the restrictions set out in clause 13.1 is separate and severable, shall be enforceable by the Buyer independently of each of the others and for the avoidance of doubt clause 13.4 shall apply to each of them.

     13.3 The restrictions set out in clause 13.1 are considered reasonable by the parties and the Sellers acknowledge (having taken legal advice)
          that, in the light of the consideration paid or to become payable under this Agreement, the manner of its computation, the nature of
          Challenge Jackpot and all other relevant matters, clause 13.1 is necessary for the purpose of assuring to the Buyer the full benefit of
          Challenge Jackpot and for the protection of the proprietary and commercial interests of the Buyer.

     13.4 If any provision of this Agreement shall be found by any court or body or authority of competent jurisdiction to be invalid or unenforceable, such provision shall be severed from the remainder of this Agreement, which shall remain in full force and effect to the extent permitted by law.

14.  RESTRICTIONS ON TRANSFER OF CONSIDERATION SHARES

     14.1 Subject to the provisions of clause 14.2, the Sellers undertake to the
          Buyer (in order to ensure an orderly market in the Buyer's shares)
          that they will not within 12 months of Completion Dispose of the legal or beneficial ownership of or any other interest in any Consideration
          Shares without the prior written consent of the Buyer.

     14.2 The above undertaking shall not apply to a Disposal of Consideration
          Shares made:-

                                       24

          14.2.1 from a Seller to either IMAC or Win Gaming;

          14.2.2 in acceptance of a general offer for the whole of the issued equity share capital of the Buyer (other than any equity share capital held by or committed to the offeror and/or persons acting in concert with the offeror) made in accordance with the City
               Code on Takeovers and Mergers or the provision of an irrevocable undertaking to accept such an offer; or

          14.2.3 pursuant to any compromise or arrangement under Part 26 of the
               2006 Act providing for the acquisition by any person (or group of persons acting in concert) of 50% or more of the equity share capital of the Buyer and which compromise or arrangement has been sanctioned by the courts; or

          14.2.4 under any scheme of reconstruction under section 110 of the
               Insolvency Act 1986 in relation to the Buyer; or

          14.2.5 a Disposal made pursuant to an offer by the Buyer to purchase its own shares which is made on identical terms to all holders of ordinary shares in the Buyer and otherwise complies with the Act, the 2006 Act and the AIM Rules; or

          14.2.6 pursuant to an order of a court of competent jurisdiction requiring any Consideration Shares to be sold or transferred or a consent order which has the same effect.

     14.3 No Permitted Disposal shall be allowed if it would represent a breach of the AIM Rules and all Permitted Disposals shall be effected through the Buyer's Nomad or Broker in such an orderly manner as the Nomad or
          Broker shall reasonably require, with a view to the maintenance of an orderly market in the shares of the Buyer.

     14.4 TWG undertakes to the Buyer that it shall carry out any Disposal
          (other than a disposal carried out in accordance with clause 14.2) of
          Consideration Shares prior to the fourth anniversary of Completion through the Buyer's Nomad or Broker in such orderly manner as the
          Nomad or Broker shall reasonably require, with a view to the maintenance of an orderly market in the shares of the Buyer.

     14.5 Win Gaming shall not be entitled to be issued with or have transferred to them any Consideration Shares unless and until Win Gaming has delivered to the Buyer an undertaking in the form previously supplied to Win Gaming by the Buyer's Solicitors undertaking not to carry out any Disposal (other than a disposal carried out in accordance with clause 14.2) of Consideration Shares prior to the first anniversary of
          Completion through the Buyer's Nomad or Broker in such orderly manner as the Nomad or Broker shall reasonably require, with a view to the maintenance of an orderly market in the shares of the Buyer and agreeing that any such Consideration Shares shall be held in an account with Panmure Gordon & Co (and subject to first complying with any reasonable KYC procedures of that firm).

15.  ENTIRE AGREEMENT

     15.1 This Agreement constitutes the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Agreement.

                                       25

     15.2 Nothing in this clause 15 shall operate to limit or exclude any liability for fraud.

16.  MISCELLANEOUS

     16.1 All notices, correspondence, information, orders or enquiries relating to the Employees, the Businesses or any of the Assets received by the
          Sellers on or after Completion shall immediately be forwarded to the
          Buyer.

     16.2 TWG undertakes to the Buyer that it will immediately notify the interest of the Buyer in the Assets to the present insurer of the
          Assets and will keep in force existing insurance policies in respect of the Assets until:-

          16.2.1 it receives written notice from the Buyer that it may cancel such policies; or

          16.2.2 30 Business Days after Completion

          whichever is the sooner, provided that, for the avoidance of doubt, nothing in this Agreement shall oblige TWG to renew any such insurance policy beyond that period.

     16.3 The following clauses shall survive termination of this Agreement:
          clause 1 (Interpretation), 15 (Entire Agreement), 19 (Fees and
          Expenses), 20 (Announcements), 21 (Assignment), 22 (Notices) and 26
          (Governing Law and Jurisdiction).

17.  THIRD PARTY RIGHTS

     17.1 This Agreement does not create, confer or purport to confer any benefit or right enforceable by any person not a party to it.

     17.2 Any amendment or variation of the terms of this Agreement or any document entered into or delivered in accordance with its provisions shall be effective if made or confirmed in writing and signed by the
          Sellers and the Buyer or the parties to such document and any other person's consent shall not be required for any such amendment or variation.

18.  FURTHER ASSURANCE

     18.1 The Sellers believe that all the rights and assets granted, assigned, held on trust, sold or transferred by them pursuant to the terms of this Agreement are sufficient to enable the Buyer to operate the
          Challenge Jackpot Business as at Completion.

     18.2 The Sellers shall at their own expense execute and register or procure to be executed and registered all such deeds and documents and do all acts and things as the Buyer may reasonably require to give effect to this Agreement.

19.  FEES AND EXPENSES

     Without prejudice to clause 2.3, each of the parties to this Agreement shall pay and bear its own costs of and incidental to the negotiation, preparation and execution of this Agreement or any document executed or to be delivered pursuant to it.

20.  ANNOUNCEMENTS

     20.1 Subject to clause 20.2, and except as required by law or by any regulatory body of competent jurisdiction, no communication concerning the transaction referred to in this Agreement or its terms shall be made or despatched by any party without the prior written consent of each of the other parties.

                                       26

     20.2 A party shall, if requested in writing by any other party, supply whatever information and reports concerning such party which may be required to comply with any applicable law or the regulations of any recognised investment exchange relating to any listing particulars, prospectus or circular to be published by it or any announcement required to be made in relation to this Agreement or any matters contemplated by it.

     20.3 At or as soon as possible after Completion, the Sellers will co-operate with the Buyer's reasonable requests in despatching, at the
          Buyer's cost, notices in agreed form to the Employees and such other third parties as the Buyer may reasonably request informing them of the transfer of the Business.

21.  ASSIGNMENT

     Each of the parties shall be entitled to assign any or all of its rights under this Agreement to any member of its group provided that if such assignee shall subsequently cease to be a member of its group then the relevant party shall procure that prior to such cessation that company will reassign its rights to the relevant party or to another member of the relevant party's group.

22.  NOTICES

     22.1 Any communication given under this Agreement shall be in writing and delivered personally or prepaid recorded, special delivery or first class post (or air mail post if to an address outside the United
          Kingdom) to the address of the party who is to receive such communication as set out in this Agreement or to such other address in the United Kingdom as may from time to time be specified in writing by the relevant party as its address for the purpose of this clause 22.

     22.2 A communication shall be deemed to have been received:-

          22.2.1 if delivered personally, at the time of delivery;

          22.2.2 if sent by prepaid recorded, special delivery or first class post, on the second Business Day after the date of posting; and

          22.2.3 if sent by prepaid air mail post, on the fifth Business Day from the date of posting.

     22.3 Each party undertakes to notify the other parties in accordance with this clause 22 if the address specified in this clause 22 is no longer an appropriate address for the service of communications.

23.  WAIVER

     23.1 No failure to exercise or any delay in exercising any right or remedy by the Buyer under this Agreement shall operate as a waiver of it or of any other right or remedy under it. No single or partial exercise of any such right or remedy by the Buyer shall prevent any further or other exercise of it or the exercise of any other right or remedy.

                                       27

     23.2 The rights and remedies provided by this Agreement are cumulative and
          (unless otherwise provided in this Agreement) are not exclusive of any rights or remedies provided by law.

24.  COUNTERPARTS

     This Agreement may be executed in counterparts by the parties, each of which when executed and delivered shall constitute an original, but which together shall constitute one and the same instrument.

25.  INDEPENDENT EXPERT

     25.1 Any Independent Expert to be appointed under this Agreement shall be nominated jointly by the Buyer and the Sellers or, in the absence of agreement within seven days of any such party becoming entitled to appoint an Independent Expert, to be nominated upon request by such party by the President (or, if he is not available, the next most senior officer) for the time being of the Institute of Chartered
          Accountants in England and Wales.

     25.2 Any Independent Expert shall act as expert and not as an arbitrator and his decision shall be final and binding on the parties (in the absence of manifest error, in which case such error shall be rectified as soon as possible).

     25.3 The costs of any Independent Expert shall be borne as he directs or, in the absence of such direction, equally by the Sellers on one hand and the Buyer on the other.

     25.4 Any determination which is made by an Independent Expert under this
          Agreement shall be without liability on the part of such Independent
          Expert under other than for bad faith.

     25.5 The Buyer and the Sellers shall give all such facilities and information and all reasonable assistance to the Independent Expert to enable him to make any determination required to be made by him under this Agreement and shall allow him access to any books, records or information relating to the subject matter of this Agreement held by any of them.

26.  GOVERNING LAW AND JURISDICTION

     26.1 This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales.

     26.2 Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes which may arise out of or in connection with this Agreement (or any documents entered into in accordance with its provisions).

IN WITNESS of which the parties have executed this Agreement as a deed on the date specified on page 1.

                                       28

EXECUTED AS A DEED by NETPLAY TV
PLC acting by

a director, in the presence of:-

/s/
...............................
Signature of witness

Name:

Address:

Occupation:

EXECUTED AS A DEED by TWO WAY
GAMING LIMITED acting by

a director, in the presence of:-

/s/
...............................
Signature of witness

Name:

Address:

Occupation:

EXECUTED AS A DEED by TWO WAY
MEDIA LIMITED acting by

a director, in the presence of:-

/s/
...............................
Signature of witness

Name:

Address:

Occupation:

*    EXHIBITS AND SCHEDULES TO EXHIBIT 10.1 HAVE BEEN OMITTED AND WILL BE FILED
     WITH THE SECURITIES AND EXHCNAGE COMMISSION UPON REQUEST.

                                       29